ACSYS RESOURCES, INC.
                         1996 EQUITY COMPENSATION PLAN

                         NONQUALIFIED STOCK OPTION GRANT

     This STOCK OPTION GRANT, dated as of January 30, 1997 (the "Date of Grant"), is delivered by ACSYS Resources, Inc. (the "Company"), to Les Gallagher, an employee of the Company (the "Grantee").


                                    RECITALS

     The ACSYS Resources, Inc. 1996 Equity Compensation Plan (the "Plan") provides for the grant of options to purchase shares of common stock of the Company to selected employees of the Company. The Board of Directors (the "Board") administers the Plan.

     NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows:

1. Grant of Option. Subject to the terms and conditions set forth in this Agreement and in the Plan, the Company hereby grants to the Grantee a nonqualified stock option (the "Option") to purchase 50,000 shares of common stock of the Company ("Shares") at an option price of $1.00 per Share. The Option shall become vested and exercisable according to Paragraph 2 below.

2. Vesting of Option. The Option may not be exercised until it has become vested. The Option shall become vested as of the following vesting dates, if the Grantee is employed by the Company as of the applicable vesting date:

               Vesting Date                  Vested Shares

               December 16, 1997             10,000 shares
               December 16, 1998             10,000 shares
               December 16, 1999             10,000 shares
               December 16, 2000             10,000 shares
               December 16, 2001             10,000 shares

If a Public Offering of the Company's stock occurs, then the Option shall become vested as of the following vesting dates, if the Grantee is employed by the Company as of the applicable vesting date:

               Vesting Date                  Vested Shares

               December 16, 1997             16,667 shares
               December 16, 1998             16,667 shares
               December 16, 1999             16,666 shares

For purposes of Sections 2 and 3 of this Agreement, the term "Company" means the Company and its subsidiary corporations, and "employed by the Company" shall have the meaning given that phrase in the Plan.

3.   Term of Option.

     (a) The Option shall have a term of ten years from the Date of Grant and shall terminate at the expiration of that period (December 16, 2006), unless it is terminated at an earlier date pursuant to the provisions of this Agreement or the Plan.

     (b) Except as provided below, the Option may only be exercised while the Grantee is an employee of the Company. If the Grantee's employment terminates at a time when the Option is outstanding, the following provisions shall apply:

          (i) If the Grantee ceases his or her employment with the Company for any reason other than "disability" (as defined in the Plan) or death, the Option shall immediately terminate upon the Grantee's termination of employment.

          (ii) If the Grantee's employment terminates because the Grantee is "disabled", the Grantee may retain the vested portion of the Option for a period of one year after the Grantee's termination of employment (but not beyond the expiration of the Option term). Any portion of the Option that is not vested as of the date on which the Grantee ceases to be employed by the Company shall terminate as of such date.

          (iii) If the Grantee dies while employed by the Company, or while an Option is outstanding pursuant to subsection (ii), the Grantee's distributees or personal representative may retain the vested portion of the Option for a period of one year after the Grantee's termination of employment (but not beyond the expiration of the Option term). Any portion of the Option that is not vested as of the Grantee's death shall terminate as of such date.

Notwithstanding the foregoing, in no event may the Option be exercised after the date that is ten years from the Date of Grant.

4.   Exercise Procedures.

     (a) Subject to the foregoing provisions, the Grantee may exercise part or all of the vested Option by giving the Committee written notice of intent to exercise in the manner provided in Paragraph 13 below, specifying the number of Shares as to which the Option is to be exercised. On the delivery date, the Grantee shall pay the exercise price (i) in cash, (ii) with the approval of the Board, by delivering Shares of the Company which shall be valued at their fair market value on the date of delivery, or (iii) by any combination of the foregoing. The Board may impose from time to time such limitations as it deems appropriate on the use of Shares of the Company to exercise the Option.

     (b) If a Public Offering of the Company's stock occurs, after a Public Offering, the Grantee's exercise notice may instruct the Company to deliver Shares due upon the exercise of the Option to be registered broker or dealer designated by the Company, in lieu of delivery to the Grantee.

     (c) The obligation of the Company to deliver Shares upon exercise of the Option shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate by the Committee, including such actions as Company counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations. The Company may require that the Grantee (or other person exercising the Option after the Grantee's death) represent that the Grantee is purchasing Shares for the Grantee's own account and not with a view to or for sale in connection with any distribution of the Shares, or such other representation as the Committee deems appropriate. All obligations of the Company under this Agreement shall be subject to the rights of the Company as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable.

5. Change of Control. The provisions of the Plan applicable to a Change of Control shall apply to the Option, and, in the event of a Change of Control, the Board may take such actions as it deems appropriate pursuant to the Plan.

6. Right of First Refusal; Repurchase Right; Shareholder's Agreement. As a condition of receiving this Option, the Grantee hereby agrees that all Shares issued under the Plan shall be subject to a right of first refusal and repurchase right as described in Sections 8 and 9 of the Plan, and the Board may require that the Grantee (or other person exercising the Option after the Grantee's death) execute a shareholder's agreement, in such form as the Board determines, with respect to all Shares issued upon the exercise of the Option before a Public Offering.

7. Restrictions on Exercise. Only the Grantee may exercise the Option during the Grantee's lifetime. After the Grantee's death, the Option shall be exercisable (subject to the limitations specified in the Plan) solely by the legal representatives of the Grantee, or by the person who acquires the right to exercise the Option by will or by the laws of descent and distribution, to the extent that the Option is exercisable pursuant to this Agreement.

8. Grant Subject to Plan Provisions. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant and exercise of the Option are subject to the provisions of the Plan and to interpretations, regulations and determinations concerning the Plan established from time to time by the Board in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) rights and obligations with respect to withholding taxes, (ii) the registration, qualification or listing of the Shares, (iii) capital or other changes of the Company and (iv) other requirements of applicable law. The Board shall have the authority to interpret and construe the Option pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

9. No Employment Rights. The grant of the Option shall not confer upon the Grantee any right to continue in the employ of the Company and shall not interfere in any way with the right of the Company to terminate the Grantee's employment at any time. The right of the Company to terminate at will the Grantee's employment at any time for any reason is specifically reserved.

10. No Shareholder Rights. Neither the Grantee, nor any person entitled to exercise the Grantee's rights in the event of the Grantee's death, shall have any of the rights and privileges of a shareholder with respect to the Shares subject to the Option, until certificates for Shares have been issued upon the exercise of the Option.

11. Assignment and Transfers. The rights and interests of the Grantee under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Grantee, by will or by the laws of descent and distribution. In the event of any attempt by the Grantee to alienate, assign, pledge, hypothecate, or otherwise dispose of the Option or any right hereunder, except as provided for in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Option by notice to the Grantee, and the Option and all rights hereunder shall thereupon become null and void. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company's parents, subsidiaries, and affiliates. This Agreement may be assigned by the Company without the Grantee's consent.

12. Applicable Law. The validity, construction, interpretation and effect of this instrument shall be governed by and determined in accordance with the laws of the Commonwealth of Pennsylvania.

13. Notice. Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the President at 530 East Swedesford Road, Suite 202, Wayne, PA 19087 and any notice to the Grantee shall be addressed to such Grantee at the current address shown on the payroll of the Company, or to such other address as the Grantee may designate to the Company in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

     IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute and attest this Agreement, and the Grantee has executed this Agreement, effective as of the Date of Grant.

                                        ACSYS RESOURCES, INC.
Attest:


/s/ L.E. Gallagher                      By: /s/ Edward S. Baumstein


                                        Accepted: /s/ L.E. Gallagher
                                                       Grantee